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                                                                      EXHIBIT 11

                     RURAL CELLULAR CORPORATION AND SUBSIDIARIES
                   STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                 YEARS ENDED DECEMBER 31,
                                        ---------------------------------------
                                            1996          1995          1994
                                        -----------    ----------    ----------
NET INCOME                              $ 3,476,934    $  789,847    $  610,334
                                        -----------    ----------    ----------
                                        -----------    ----------    ----------
WEIGHTED AVERAGE COMMON SHARES
 OUTSTANDING:
    Common shares outstanding             5,983,420     5,983,420     5,261,012
    Weighted average common shares
      issued during the period            2,525,488             -       261,087
                                        -----------    ----------    ----------
                                          8,508,908     5,983,420     5,522,099
                                        -----------    ----------    ----------
                                        -----------    ----------    ----------
NET INCOME PER COMMON SHARE             $       .41    $      .13    $      .11
                                        -----------    ----------    ----------
                                        -----------    ----------    ----------